Exhibit 99.3

TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 2, 2019, DM Acquisition Pty Ltd (“Purchaser”), a proprietary company limited by shares organized under the Laws of Australia and wholly-owned subsidiary of Tabula Rasa HealthCare, Inc., a Delaware corporation (“TRHC” or the “Company”), completed the acquisition  of all of the outstanding share capital and options to purchase share capital of DoseMe Holdings Pty Ltd, a proprietary company limited by shares organized under the Laws of Australia (“DoseMe”), from the shareholders and option holders of DoseMe (“Sellers”). The acquisition was made pursuant to a Share Purchase Deed (the “Purchase Agreement”), made and entered into as of November 30, 2018, by and among (a) TRHC, (b) Purchaser, (c) the Sellers and (d) Charles Cornish, solely in his capacity as the Seller Representative.

At the closing, pursuant to the terms of the Purchase Agreement, TRHC (i) paid the Sellers $10.0 million in cash consideration, subject to adjustments as set forth in the Purchase Agreement, and (ii) issued 149,053 shares of TRHC common stock. A portion of the cash consideration is being held in escrow to secure potential claims by TRHC for indemnification under the Purchase Agreement and in respect of adjustments to the purchase price.

In addition, the Sellers will also be eligible to earn additional consideration, payable one-half in cash consideration and one-half in shares of TRHC common stock, with an aggregate value of up to a total of $10.0 million (the “Contingent Consideration”) based on the financial results of DoseMe as more fully described in the Purchase Agreement. Additionally, pursuant to the terms of the Purchase Agreement, the Contingent Consideration may be accelerated in certain instances.

The material terms of the Purchase Agreement were previously disclosed by the Company in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2018 (the “Acquisition 8-K”) and the foregoing is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to the Acquisition 8-K.

The following unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company included in the Quarterly Report on Form 10-Q as of and for the three and nine months ended September 30, 2018, filed with the SEC on November 8, 2018, the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 14, 2018, the Acquisition 8-K, the Current Report on Form 8-K filed with the SEC on January 2, 2019 (the “Closing 8-K”) as well as Amendment No. 1 to the Closing 8-K, the notes to the unaudited pro forma combined financial statements included in this Amendment No. 1 to the Closing 8-K, and the historical financial statements and related notes of  DoseMe included as Exhibits to this Amendment No. 1 to the Closing 8-K.

DoseMe’s audited financial statements and accompanying notes for the year ended June 30, 2018 and unaudited financial information for the three months ended September 30, 2018 are included as Exhibits 99.1 and 99.2 to this Amendment No. 1 to the Closing 8-K. The presentation of the unaudited pro forma balance sheet gives effect to the acquisition as if it had occurred on September 30, 2018, and includes items that are directly attributable to the acquisition and are factually supportable regardless of whether they have a continuing impact or are nonrecurring. The presentation of the unaudited pro forma statements of operations reflect the combined results of operations as if the acquisition had occurred on January 1, 2017, the beginning of the Company’s 2017 fiscal year, and excludes items related to the acquisition that are nonrecurring and includes items that are directly attributable to the acquisition, expected to have a continuing impact, and are factually supportable.

The preliminary allocation of the purchase consideration presented in Note 2 and used to prepare the unaudited pro forma financial statements is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the purchase price allocation is considered preliminary and may materially change before final determination. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements included herewith. A final determination of these fair values shall be based on the actual net tangible and intangible assets of DoseMe that exist as of the closing date of the transaction. In addition, the unaudited pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisition. The unaudited pro forma financial statements also do not reflect pro forma adjustments for non-recurring charges related to integration activities or exit costs that may be incurred by the Company or DoseMe in connection with the acquisition.

The unaudited pro forma financial statements are based on the estimates and assumptions set forth in the notes hereto. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma financial statements do not purport to be indicative of the future financial position or operating results of the combined operations. Transactions between the Company and DoseMe during the periods presented were eliminated in the unaudited pro forma financial statements.

TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

SEPTEMBER 30, 2018

(In thousands, except share and per share amounts)

	Historical	DoseMe	Proforma		Proforma
	Tabula Rasa HealthCare, Inc.	Acquisition	Adjustments		Tabula Rasa HealthCare, Inc.
			(Note 4)
Assets
Current assets:
Cash	$13,947	$357	$(2,092	)(a), (b)	$12,212
Accounts receivable, net	25,020	2	—		25,022
Inventories	3,613	—	—		3,613
Rebates receivable	242	—	—		242
Prepaid expenses	2,469	20	—		2,489
Other current assets	7,269	18	—		7,287
Total current assets	52,560	397	(2,092)		50,865
Property and equipment, net	11,025	—	—		11,025
Software development costs, net	6,861	—	—		6,861
Goodwill	90,919	—	21,120	(c)	112,039
Intangible assets, net	68,677	—	7,540	(d)	76,217
Deferred income tax assets	3,938	—	159	(f)	4,097
Other assets	556	—	50	(b)	606
Total assets	$234,536	$397	$26,777		$261,710
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$1,028	$15	$—		$1,043
Acquisition-related contingent consideration	73,788	—	8,720	(e)	82,508
Accounts payable	10,553	37	—		10,590
Accrued expenses and other liabilities	21,945	239	633	(f)	22,817
Total current liabilities	107,314	291	9,353		116,958
Line of credit	26,500	—	8,500	(b)	35,000
Long-term debt	340	—	—		340
Other long-term liabilities	2,785	—	—		2,785
Total liabilities	136,939	291	17,853		155,083

Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 20,512,499 issued and 20,356,559 shares outstanding, 20,661,552 issued pro forma and 20,505,612 shares outstanding pro forma	2	—	—		2
Additional paid-in capital	157,353	5,237	4,267	(g)	166,857
Treasury stock, at cost; 155,940 shares	(3,825)	—	—		(3,825)
Accumulated other comprehensive income	—	27	(27	)(h)	—
Accumulated deficit	(55,933)	(5,158)	4,684	(i)	(56,407)
Total stockholders’ equity	97,597	106	8,924		106,627
Total liabilities and stockholders’ equity	$234,536	$397	$26,777		$261,710

See accompanying notes to unaudited pro forma financial statements.

TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(In thousands, except share and per share amounts)

	Historical	DoseMe	Pro forma		Pro forma
	Tabula Rasa HealthCare, Inc.	Acquisition	Adjustments		Tabula Rasa HealthCare, Inc.
			(Note 4)
Revenue:
Product revenue	$82,603	$—	$—		$82,603
Service revenue	64,357	53	—		64,410
Total revenue	146,960	53	—		147,013
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	62,007	—	—		62,007
Service cost	37,125	95	—		37,220
Total cost of revenue	99,132	95	—		99,227
Operating expenses:
Research and development	8,515	259	78	(j)	8,852
Sales and marketing	6,985	204	25	(j)	7,214
General and administrative	20,229	663	156	(j), (k)	21,048
Change in fair value of acquisition-related contingent consideration expense	40,385	—	—		40,385
Depreciation and amortization	12,110	2	439	(l)	12,551
Total operating expenses	88,224	1,128	698		90,050
Loss from operations	(40,396)	(1,170)	(698)		(42,264)
Other (income) expense:
Interest expense, net	415	1	355	(m)	771
Grant and other income	—	(289)	—		(289)
Total other (income) expense	415	(288)	355		482
Loss before income taxes	(40,811)	(882)	(1,053)		(42,746)
Income tax benefit	(4,107)	—	(489	)(n)	(4,596)
Net loss	$(36,704)	$(882)	$(564)		$(38,150)

Net loss attributable to common stockholders:
Basic	$(36,704)				$(38,150)
Diluted	$(36,704)				$(38,150)

Net loss per share attributable to common stockholders:
Basic	$(1.93)				$(1.99)
Diluted	$(1.93)				$(1.99)

Weighted average common shares outstanding:
Basic	18,989,334		149,053	(o)	19,138,387
Diluted	18,989,334		149,053	(o)	19,138,387

Comprehensive loss:
Net loss	$(36,704)				$(38,150)
Foreign currency translation adjustment	—	(27)	27	(p)	—
Comprehensive loss	$(36,704)				$(38,150)

See accompanying notes to unaudited pro forma financial statements.

TABULA RASA HEALTHCARE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except share and per share amounts)

	Historical	DoseMe	Pro forma		Pro forma
	Tabula Rasa HealthCare, Inc.	Acquisition	Adjustments		Tabula Rasa HealthCare, Inc.
			(Note 4)
Revenue:
Product revenue	$95,238	$—	$—		$95,238
Service revenue	38,247	40	—		38,287
Total revenue	133,485	40	—		133,525
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	72,778	—	—		72,778
Service cost	20,877	141	—		21,018
Total cost of revenue	93,655	141	—		93,796
Operating expenses:
Research and development	5,628	467	103	(j)	6,198
Sales and marketing	5,542	78	33	(j)	5,653
General and administrative	21,181	1,005	286	(j)	22,472
Change in fair value of acquisition-related contingent consideration income	(6,173)	—	—		(6,173)
Depreciation and amortization	9,512	14	584	(l)	10,110
Total operating expenses	35,690	1,564	1,006		38,260
Income (loss) from operations	4,140	(1,665)	(1,006)		1,469
Other (income) expense:
Interest expense, net	688	—	474	(m)	1,162
Grant and other income	—	(319)	—		(319)
Total other (income) expense	688	(319)	474		843
Income (loss) before income taxes	3,452	(1,346)	(1,480)		626
Income tax benefit	(9,339)	—	(714	)(n)	(10,053)
Net income (loss)	$12,791	$(1,346)	$(766)		$10,679

Net income attributable to common stockholders:
Basic	$12,791				$10,679
Diluted	$12,791				$10,679

Net income per share attributable to common stockholders:
Basic	$0.76				$0.63
Diluted	$0.68				$0.56

Weighted average common shares outstanding:
Basic	16,730,418		149,053	(o)	16,879,471
Diluted	18,774,374		149,053	(o)	18,923,427

Comprehensive income:
Net income	$12,791				$10,679
Foreign currency translation adjustment	—	54	(54	)(p)	—
Comprehensive income	$12,791				$10,679

See accompanying notes to unaudited pro forma financial statements.

TABULA RASA HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Note 1. Basis of pro forma preparation

The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Tabula Rasa HealthCare, Inc. (the “Company”) and the historical financial statements of DoseMe Holdings Pty Ltd, a proprietary company limited by shares organized under the Laws of Australia (“DoseMe”), after giving effect to the acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma balance sheet is presented as if the acquisition had occurred on September 30, 2018. The unaudited pro forma statements of operations and comprehensive income (loss) for the year ended December 31, 2017 and nine months ended September 30, 2018 are presented as if the acquisition had occurred on January 1, 2017, the beginning of the Company’s fiscal year.

Note 2. Accounting policies and reporting currencies

The historical financial information of DoseMe was prepared under accounting principles generally accepted in the United States and its books and records were maintained in Australian Dollars (“AUD”). For purposes of the unaudited pro forma financial statements, DoseMe’s historical accounting records were remeasured in United States Dollars (“USD”). Such remeasurement from AUD to USD was calculated using the AUD to USD foreign currency exchange rates in effect as of and during the reported periods.

The following table presents the foreign currency exchange rates that were used to prepare these unaudited pro forma financial statements:

AUD to USD Foreign Currency Exchange Rates
As of September 30, 2018	0.7224
For the nine months ended September 30, 2018	0.7519
For the year ended December 31, 2017	0.7507

Note 3. Total purchase consideration and preliminary purchase price allocation

On January 2, 2019, the Company completed the acquisition of all of the outstanding share capital and options to purchase share capital of DoseMe. DoseMe is the developer of DoseMeRx, an advanced precision dosing tool to help physicians and pharmacists accurately dose patients’ high-risk parenteral medications based on individual needs. The acquisition was made pursuant to a Share Purchase Deed (the “Purchase Agreement”), made and entered into as of November 30, 2018. The consideration for the acquisition was comprised of (i) cash consideration of $10,000 paid at closing, subject to certain customary post-closing adjustments, (ii) the issuance of 149,053 shares of the Company’s common stock and (iii) the potential for a contingent earn out payment of up to $10,000, to be paid 50% in cash and 50% in shares of the Company’s common stock, based on the financial performance of DoseMe. The stock consideration issued at the closing of the acquisition had an acquisition-date fair value of $9,504 based on the closing trading price on December 31, 2018. A portion of the cash consideration paid at closing is being held in escrow to secure potential claims by the Company for indemnification under the Purchase Agreement and in respect of adjustments to the purchase price.

The total purchase price described above has been allocated to DoseMe’s tangible and intangible assets acquired and liabilities assumed as of the acquisition date, based on their estimated relative fair values. The final allocation will be based upon valuations and other analysis for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements. The final purchase price allocation will be determined after a complete and thorough analysis within one year after the closing date of the acquisition. As a result, the final acquisition accounting adjustments could differ materially from the pro forma

TABULA RASA HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

adjustments presented herein. The following tables summarize the preliminary purchase price and the allocation to the assets acquired and liabilities assumed on the following preliminary basis:

Purchase Price Consideration
Cash consideration at closing, net of post-closing adjustments	$10,185
Stock consideration at closing	9,504
Estimated fair value of contingent consideration	8,720
Total fair value of acquisition consideration	$28,409

September 30, 2018
Purchase Price Allocation
Accounts receivable	$2
Prepaid expenses and other current assets	38
Trademarks	90
Developed technology	6,600
Client relationships	800
Non-competition agreements	50
Goodwill	21,120
Total identifiable assets	$28,700

Accrued expenses and other liabilities	$(37)
Trade accounts payable	(239)
Other long-term liabilities	(15)
Total purchase price, including contingent consideration of $8,720	$28,409

The Company will make a Section 338(g) election under the Internal Revenue Code with respect to this acquisition, resulting in the acquisition of DoseMe being treated as an asset purchase for U.S. tax purposes. Therefore, no deferred tax liabilities are reflected related to the preliminary fair value pro forma adjustments.

Note 4. Pro forma adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change including with respect to final purchase price and allocation thereof. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined financial statements. The effect of any changes to the combined statements would depend on the final purchase price and the nature and amount of final purchase price allocations and could be material. The following adjustments have been reflected in the unaudited pro forma combined statements of operations:

Adjustments to the unaudited pro forma combined balance sheets

(a)     Cash

Represents the cash consideration of $10,185 paid at closing, $357 of cash acquired from DoseMe and $50 of debt issuance costs paid as described in Note 4(b) below, which were offset by the borrowing of $8,500 as described in Note 4(m) below.

(b)     Debt transaction

On December 31, 2018, in connection with the acquisition of DoseMe, the Company entered into a Loan and Security Modification Agreement (the “Amendment”) to the Company’s Amended and Restated Loan and

TABULA RASA HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Security Agreement, dated September 6, 2017, which amended, among other things, the Company’s revolving credit facility to increase its size from $40,000 to $60,000 (the “Credit Facility”). The Amendment also eliminated the Company’s option to request an increase in the size of the Credit Facility of up to $10,000 upon the successful syndication of such additional amounts. The Company incurred debt issuance costs of $50 in connection with the Amendment. The pro forma adjustments reflect the funds that were drawn from the Credit Facility to finance the closing cash consideration payment related to the acquisition of DoseMe and the capitalization of the debt issuance costs incurred related to the Amendment.

(c)     Goodwill

Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of DoseMe’s identifiable assets acquired and liabilities assumed as shown in Note 3.

(d)     Acquired intangible assets

Represents the preliminary fair values of DoseMe intangible assets acquired. The acquired intangible assets and related amortization expense based on the preliminary estimate of fair values for the nine months ended September 30, 2018 and year ended December 31, 2017 is as follows:

	Weighted Average
	Amortization Period	Preliminary	Amortization Expense	Amortization Expense
	(in years)	Fair Value	September 30, 2018	December 31, 2017

Trademarks	4.0	$90	$17	$23
Client relationships	10.0	800	60	80
Non-competition agreements	5.0	50	8	10
Developed technology	14.0	6,600	354	471
Total		$7,540	$439	$584

These estimated fair values and useful lives are considered preliminary and are subject to change based on final purchase price valuation amounts. Changes in fair value or useful life of the acquired intangible assets may be material. The fair values of the intangible assets were preliminarily estimated using income based approaches with the assistance of a third party appraiser. Specifically, the fair values of trademarks were estimated using the relief from royalty method. The Company derived the hypothetical royalty income from the projected revenues of DoseMe. The fair values of client relationships and developed technology were estimated using a multi period excess earnings method. To calculate fair value, the Company used cash flows discounted at a rate considered appropriate given the inherent risks. The fair value of the non-competition agreements was estimated using the discounted earnings method by estimating the potential loss of earnings absent the non-competition agreements, assuming the covenantor competes at different time periods during the life of the agreements.

The useful lives of the intangible assets were estimated based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

(e)     Contingent consideration

Represents the preliminary estimated fair value of the contingent purchase price consideration that may be payable pursuant to the terms of the Purchase Agreement. The Company, with the assistance of a third-party appraiser, utilized a Monte Carlo simulation to derive preliminary estimates of the contingent consideration payments that were then discounted back to a present value.

(f)     Acquisition-related costs

Represents the accrual of acquisition-related costs and associated estimated income tax benefits incurred between September 30, 2018 and the acquisition date.

TABULA RASA HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

(g)     Common stock

Pro forma adjustment includes the elimination of the historical net parent investment of DoseMe and the issuance of common stock as part of the closing consideration for the acquisition of DoseMe.

(h)     Accumulated other comprehensive income

Pro forma adjustment includes the elimination of the historical accumulated other comprehensive income of DoseMe.

(i)     Equity

Pro forma adjustment includes the elimination of the historical equity of DoseMe, an adjustment of $633 for acquisition-related expenses incurred between September 30, 2018 and the acquisition closing date, and the associated estimated income tax benefits of $159 for the acquisition-related expenses.

Adjustments to the unaudited pro forma combined statements of operations and comprehensive income (loss)

(j)    Stock compensation expense

In connection with the acquisition, the Company granted equity awards to certain employees of DoseMe. The pro forma adjustments reflect estimated additional stock compensation expense of $317 and $422 for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, related to equity awards granted to certain employees of DoseMe as of the acquisition date.

(k)    Acquisition-related costs

The Company incurred $58 of acquisition costs primarily related to legal and advisory fees in the third quarter of 2018. These costs are reversed in the unaudited pro forma income statement as they represent non-recurring charges directly related to the acquisition of DoseMe.

(l)    Amortization expense

Reflects the additional estimated amortization expense related to the acquired intangible assets discussed at Note 4(d) above.

(m)    Interest expense

The pro forma adjustments include increased interest expense associated with the draw down of $8,500 on the Company’s Credit Facility on December 31, 2018 to finance the closing cash payment of the DoseMe acquisition, with interest expense based on an interest rate of 5.58% as of the acquisition closing date.

(n)    Provision for income taxes

Represents the tax effect of adjustments to income (loss) before income taxes at the estimated tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded.

(o)    Weighted average common shares outstanding

Reflects the adjustment to weighted average shares used in computing basic and diluted net income (loss) per share to account for the number of shares of the Company’s common stock issued in connection with the closing stock consideration payment for the acquisition of DoseMe.

(p)    Foreign currency translation adjustment

Reflects the adjustment to remove the historical comprehensive income and loss due to foreign currency translation adjustments.